UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 20, 2014

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     (Other Events)

On October 20, 2014, IBM and GLOBALFOUNDRIES announced that they have signed a Definitive Agreement under which GLOBALFOUNDRIES plans to acquire IBM’s global commercial semiconductor technology business. GLOBALFOUNDRIES will become IBM’s exclusive server processor semiconductor technology provider for 22 nanometer (nm), 14nm and 10nm semiconductors for the next 10 years. The press release contains additional information about the transaction and is Attachment I of this Form 8-K.  Attachment II contains information about this transaction that has been posted on IBM’s Investor Relations website (www.ibm.com/investor/).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 20, 2014

	By:	/s/ James J. Kavanaugh
James J. Kavanaugh
Vice President and Controller
(Principal Accounting Officer)

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ATTACHMENT I

GLOBALFOUNDRIES TO ACQUIRE IBM’S MICROELECTRONICS BUSINESS

Acquisition Enables GLOBALFOUNDRIES to Become a World Leader in Semiconductor Foundry Technology;

IBM to Focus on Fundamental Semiconductor Research and Systems Innovation

ARMONK, N.Y., and SANTA CLARA, Calif., October 20, 2014:  IBM (NYSE: IBM) and GLOBALFOUNDRIES today announced that they have signed a Definitive Agreement under which GLOBALFOUNDRIES plans to acquire IBM’s global commercial semiconductor technology business, including intellectual property, world-class technologists and technologies related to IBM Microelectronics, subject to completion of applicable regulatory reviews.  GLOBALFOUNDRIES will also become IBM’s exclusive server processor semiconductor technology provider for 22 nanometer (nm), 14nm and 10nm semiconductors for the next 10 years.

The Agreement, once closed, enables IBM to further focus on fundamental semiconductor research and the development of future cloud, mobile, big data analytics, and secure transaction-optimized systems.  IBM continues its previously announced $3 billion investment over five years for semiconductor technology research to lead in the next generation of computing. GLOBALFOUNDRIES will have primary access to the research that results from this investment through joint collaboration at the Colleges of Nanoscale Science and Engineering (CNSE), SUNY Polytechnic Institute, in Albany, N.Y.

As part of this Agreement, GLOBALFOUNDRIES will gain substantial intellectual property including thousands of patents, making GLOBALFOUNDRIES the holder of one of the largest semiconductor patent portfolios in the world. GLOBALFOUNDRIES also will benefit from an influx of one of the best technical teams in the semiconductor industry, which will solidify its path to advanced process geometries at 10nm and below.  Additionally, the acquisition opens up business opportunities in industry-leading radio frequency (RF) and specialty technologies and ASIC design capabilities.

“This acquisition solidifies GLOBALFOUNDRIES’ leadership position in semiconductor technology development and manufacturing,” said Dr. Sanjay Jha, CEO, GLOBALFOUNDRIES.  “We can now offer our customers a broader range of differentiated leading-edge 3D transistor and RF technologies, and we will also improve our design ecosystem to accelerate time-to-revenue for our customers.  This acquisition further strengthens advanced manufacturing in the United States, and builds on established relationships in New York and Vermont.”

“The Agreement expands our longstanding collaboration, which began when GLOBALFOUNDRIES was created in 2009, and reflects our confidence in GLOBALFOUNDRIES’ capability,” said IBM Senior Vice President & Director of Research Dr. John E. Kelly III.  “This acquisition enables IBM to focus on fundamental semiconductor and material science research, development capabilities and expertise in high-value systems, with GLOBALFOUNDRIES’ leadership in advanced technology manufacturing at scale and commitment to delivering future semiconductor technologies.  We are grateful for the leadership and investments by the states of New York and Vermont in supporting the semiconductor industry.”

This acquisition bolsters semiconductor manufacturing and technology development in the United States. GLOBALFOUNDRIES has robust capital expenditure plans of approximately $10 billion in 2014-2015, with the majority being invested in New York. GLOBALFOUNDRIES has created nearly 3,000 direct jobs in New York and thousands more indirect jobs in the United States since 2009.

GLOBALFOUNDRIES will acquire and operate existing IBM semiconductor manufacturing operations and facilities in East Fishkill, New York and Essex Junction, Vermont, adding capacity to serve its customers and thousands of jobs to GLOBALFOUNDRIES’ workforce. GLOBALFOUNDRIES plans to provide employment opportunities for substantially all IBM employees at the two facilities who are part of the transferred businesses, except for a team of semiconductor server group employees who will remain with IBM.  After the close of this transaction, GLOBALFOUNDRIES will be the largest semiconductor technology manufacturing employer in the Northeast.

GLOBALFOUNDRIES will also acquire IBM’s commercial microelectronics business, which includes ASIC and specialty foundry, manufacturing and related operations and sales.  GLOBALFOUNDRIES plans to invest to grow these businesses.

IBM will reflect a pre-tax charge of $4.7 billion in its financial results for the third quarter of 2014, which includes an asset impairment, estimated costs to sell the IBM microelectronics business, and cash consideration to GLOBALFOUNDRIES.  Cash consideration of $1.5 billion is expected to be paid to GLOBALFOUNDRIES by IBM over the next three years.  The cash consideration will be adjusted by the amount of working capital which is estimated to be $200 million.

The transaction is subject to the satisfaction of regulatory requirements and customary closing conditions.

# # #

About GLOBALFOUNDRIES

GLOBALFOUNDRIES is the world’s first full-service semiconductor foundry with a truly global footprint. Launched in March 2009, the company has quickly achieved scale as the second largest foundry in the world, providing a unique combination of advanced technology and manufacturing to more than 160 customers.  With operations in Singapore, Germany and the United States, GLOBALFOUNDRIES is the only foundry that offers the flexibility and security of manufacturing centers spanning three continents. The company’s three 300mm fabs and five 200mm fabs provide the full range of process technologies from mainstream to the leading edge.  This global manufacturing footprint is supported by major facilities for research, development and design enablement located near hubs of semiconductor activity in the United States, Europe and Asia. GLOBALFOUNDRIES is owned by the Mubadala Development Company. For more information, visit http://www.globalfoundries.com.

About IBM

For more information on IBM, visit http://www.ibm.com

Editors’ Note: Photos are available via the Associated Press Photo Network and on the Internet at Feature Photo Service’s link through http://www.newscom.com

IBM press contacts:	GLOBALFOUNDRIES press contacts:
Jeff Cross	Jason Gorss
+1 (914) 766-4166	+1 (518) 698-7765
jrcross@us.ibm.com	Jason.gorss@globalfoundries.com

Chris Andrews	Travis Bullard
+1 (914) 499-4045	+1 (518) 491-7658
candrews@us.ibm.com	travis.bullard@globalfoundries.com

ATTACHMENT II

GLOBALFOUNDRIES to Acquire IBM’s Microelectronics Business

IBM to Focus on Fundamental Semiconductor Research and Systems Innovation

October 20, 2014

On October 20, 2014, IBM and GLOBALFOUNDRIES announced that they have signed a Definitive Agreement under which GLOBALFOUNDRIES plans to acquire IBM’s global commercial semiconductor technology business, including intellectual property, world-class technologists and technologies related to IBM’s Microelectronics business. GLOBALFOUNDRIES will also become IBM’s exclusive server processor semiconductor technology provider for 22 nanometer (nm), 14nm and 10nm semiconductors for the next 10 years.

A copy of the announcement press release is available at http://www.ibm.com/press/us/en/pressrelease/45110.wss

Strategic Rationale

IBM’s strategy is one of innovation, transformation and a constant evolution by investing where it is best able to provide higher value solutions to its clients. IBM has a proven history of continuously transforming its portfolio and has been executing in support of its strategic agenda. IBM’s objective is to direct its investments where it can best differentiate, and to rely on others where they are best able to help with total solutions. Semiconductor manufacturing is such a case, where scale is critical for competitive cost. As IBM continues to perform the fundamental research, as well as semiconductor circuit and system design, a trusted manufacturing supplier will provide significant economic leverage.

IBM has been in the semiconductor business primarily to supply leading edge technologies to its high-end systems and storage products. A portion of the manufacturing capacity is made available to supply commercial microelectronics customers with access to IBM’s advanced technologies, while improving IBM’s cost profile. While IBM has world-class technology and intellectual property, the company has lacked scale. As a subscale business, IBM’s Microelectronic business has been generating losses. The technology manufacturing process will become more complex as the node progresses from 22nm to 14nm and then to 10nm and even more challenging for a subscale operation. This progression will entail incremental manufacturing capacity and re-tooling to support increasing development effort and more challenging chip yields.

Advances in semiconductor manufacturing innovation will enable IBM to leverage GLOBALFOUNDRIES’ scaled semiconductor manufacturing operations and commitment to manufacturing innovation to support node progression to 14nm and then to 10nm. This transaction will also free up capital to be reallocated to other areas including focusing investments on material science and system strategy innovation.

Systems of the future will continue to be differentiated at the systems and chip design level, which is where IBM is focused. IBM recently announced its investment commitment of $3 billion over the next five years in broad research and early stage development programs to push the limits of chip technology needed to meet the demands of cloud computing and Big Data systems. These investments will push IBM’s semiconductor innovations from today’s breakthroughs into the advanced technology leadership required for the future.

For more details on IBM’s announcement on the investment and its focus, please refer to the press release dated July 10, 2014 at http://www-03.ibm.com/press/us/en/pressrelease/44357.wss

As a result of this transaction, GLOBALFOUNDRIES will gain substantial intellectual property and an influx of the best technical teams in the semiconductor industry, which will support its path to advanced process geometrics at 10nm and below. Additionally, the transaction opens up business opportunities for GLOBALFOUNDRIES in industry-leading radio frequency (RF) and specialty technologies and ASIC design capabilities.

Transaction Details and Business Relationship

IBM and GLOBALFOUNDRIES have signed the Agreement under which GLOBALFOUNDRIES will acquire IBM’s semiconductor manufacturing operations and facilities in East Fishkill, NY, and Essex Junction, VT and its commercial microelectronics business. GLOBALFOUNDRIES will become IBM’s exclusive server processor semiconductor technology provider for 22nm, 14nm and 10nm semiconductors for the next 10 years.

The Agreement provides IBM with supply at market based pricing. As part of the transaction, IBM and GLOBALFOUNDRIES will provide each other certain transition services to ensure the continuity of operations for GLOBALFOUNDRIES.

The Agreement plays to the strength of each company: IBM’s unparalleled semiconductor and material science research, development capabilities and leadership in high-end systems, and GLOBALFOUNDRIES’ leadership in advanced technology manufacturing at scale and commitment to delivering future semiconductor technologies.

The transaction will be completed as soon as is practical with a target closing in 2015, subject to completion of applicable regulatory reviews.

Financial Implications

Non-Recurring Items

IBM will reflect a pre-tax charge of $4.7 billion in its financial results for the third quarter of 2014 related to the divestiture of the Microelectronics business. This pre-tax charge includes impairment of long-lived assets to reflect the fair value less the estimated costs of divesting the Microelectronics business, which the company classified as held for sale at September 30, 2014, cash consideration of $1.5 billion and other related costs. The cash consideration of $1.5 billion is expected to be paid to GLOBALFOUNDRIES over the next 3 years, and will be adjusted down by the amount of working capital which is estimated to be $0.2 billion.

Breakout of Pre-tax Charges ($ billion)

Asset Impairment	2.4	(non-cash)
Cash Consideration	1.5	(excludes working capital adjustments)
Other Costs	0.8
Total Pre-Tax Charge	4.7

As a result of these actions, the operating results of the related IBM business, including the noted charge, will be reported as a discontinued operation. Prior periods have been reclassified to conform to this presentation to allow for meaningful comparison of continuing operations.

As a result of the charge, IBM’s book-equity was impacted by $3.3 billion as of September 30, 2014, which impacts IBM’s core debt to cap by 7 points in the third quarter of 2014.

Ongoing Revenue and Profit Impact

IBM’s microelectronics OEM business has been reported in IBM’s Systems and Technology segment. For the full year 2013 and first half of 2014, IBM’s OEM revenue will be reduced by approximately $1.4 billion and $0.6 billion, respectively. In the same periods, the divested business reflected pre-tax losses of $0.7 billion and $0.4 billion, respectively. Moving forward, the revenue, costs and expenses of IBM’s discontinued operation will be presented in a single line, net of tax, in the company’s Consolidated Statement of Earnings.

IBM will retain its systems-related IP but will transfer manufacturing-related IP to GLOBALFOUNDRIES. As a result, IBM’s licensing and IP-related activity is expected to decline over time. The IP and licensing income related to retained IP will remain part of IBM’s continuing operations.

The impact to IBM’s third quarter 2014 continuing operations results, as well as the implications to its full year 2014 Operating EPS expectations will be discussed during IBM’s earnings webcast on October 20th.

See attachment A for additional information regarding the historical periods that have been reclassified.

Further information will be included in IBM’s third quarter 2014 10-Q filling.

Attachment A

As Reported Previously (GAAP)

$ in millions except for per share	1Q’13	2Q’13	3Q’13	4Q’13	FY13	1Q’14	2Q’14	1H’14
Revenue	23,408	24,924	23,720	27,699	99,751	22,484	24,364	46,848
PTI	3,606	4,144	4,812	6,962	19,524	2,980	5,171	8,151
Net Income (As-Reported)	3,032	3,226	4,041	6,185	16,483	2,384	4,137	6,521
Earnings Per Share (Fully Diluted)	2.70	2.91	3.68	5.73	14.94	2.29	4.12	6.37

Discontinued Operations (GAAP)

$ in millions except for per share	1Q’13	2Q’13	3Q’13	4Q’13	FY13	1Q’14	2Q’14	1H’14
Revenue	307	380	383	314	1,384	248	317	565
PTI	(202)	(219)	(159)	(140)	(720)	(203)	(177)	(379)
Net Income (Discontinued Ops)	(129)	(138)	(98)	(32)	(398)	(146)	(115)	(261)
Earnings Per Share (Fully Diluted)	(0.11)	(0.12)	(0.09)	(0.03)	(0.36)	(0.14)	(0.11)	(0.25)

Continuing Operations (GAAP)

$ in millions except for per share	1Q’13	2Q’13	3Q’13	4Q’13	FY13	1Q’14	2Q’14	1H’14
Revenue	23,101	24,544	23,338	27,385	98,367	22,236	24,047	46,283
PTI	3,808	4,363	4,972	7,102	20,244	3,183	5,348	8,531
Net Income (Continuing Ops)	3,161	3,365	4,139	6,216	16,881	2,530	4,251	6,782
Earnings Per Share (Fully Diluted)	2.81	3.03	3.77	5.76	15.30	2.43	4.23	6.62

Operating “Continuing Operations” (Non-GAAP)

$ in millions except for per share	1Q’13	2Q’13	3Q’13	4Q’13	FY13	1Q’14	2Q’14	1H’14
Revenue	23,101	24,544	23,338	27,385	98,367	22,236	24,047	46,283
Gross Profit	10,993	12,431	11,686	14,596	49,706	10,783	12,195	22,978
Total Expense	6,707	7,624	6,243	7,023	27,597	7,276	6,591	13,868
RD&E	1,497	1,409	1,342	1,438	5,686	1,419	1,381	2,800
PTI	4,286	4,807	5,443	7,573	22,110	3,507	5,603	9,110
Net Income (Operating “Continuing Ops”)	3,505	3,718	4,485	6,649	18,356	2,790	4,456	7,246
Earnings Per Share (Fully Diluted)	3.12	3.35	4.08	6.16	16.64	2.68	4.43	7.08

Notes:

(1)         All the revenue and costs associated with discontinued operations is in IBM’s Systems and Technology segment and 85-90% of the discontinued operations expense is in RD&E.

(2)         Operating “Continuing Operations” (Non-GAAP) excludes acquisitions-related adjustments and retirement-related adjustments as previously reported in the Company’s Forms 10-K and 10-Qs filed with SEC.